UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2013

CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 Regulation FD Disclosure.

Thirteenth Amendment to Eighth Restated Credit Facility
On October 29, 2013, Chaparral Energy, Inc. entered into a Thirteenth Amendment to its Eighth Restated Credit Agreement (the "Credit Agreement"). Capitalized terms not otherwise defined herein have the meanings as set forth in the Credit Agreement. The Thirteenth Amendment made certain changes to the Credit Agreement as more specifically described therein, including the following changes:

•	Our Borrowing Base was increased from $500.0 million to $550.0 million.
•
Our Borrowing Base will automatically increase to $600.0 million upon the consummation of our acquisition of assets from Cabot Oil & Gas Corporation (the “Cabot Acquisition”). Please refer to our Form 8-K filed on
October 15, 2013 for more information regarding the Cabot Acquisition.

•	We can incur an additional $300.0 million of unsecured senior or subordinated debt meeting the definition of “Additional Permitted Debt” under the Credit Agreement.
•
We are permitted to enter into Swap Agreements on production from to-be-acquired properties, including the assets to be acquired in the Cabot Acquisition, in notional amounts up to 80% of anticipated proved developed producing production therefrom if otherwise meeting additional necessary requirements under the Credit Agreement.

 No change was made to the existing interest rates or fees in the Credit Agreement. The descriptions set forth above are qualified in their entirety by reference to the full and complete terms set forth in the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2013	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President